Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2019

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Contents
Page
Independent review report to Kennedy Wilson Europe Real Estate Limited    3
Condensed consolidated income statement    5
Condensed consolidated statement of comprehensive income    6
Condensed consolidated balance sheet    7
Condensed consolidated statement of changes in equity    8
Condensed consolidated cash flow statement    11
Notes to the condensed consolidated interim financial statements    12

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’)
Introduction
We have been engaged by the Company to review the condensed consolidated financial statements (the “interim financial statements”) in the half-year financial report for the six months ended 30 June 2019, which comprise the condensed consolidated income statement, the condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes. Our review was conducted in accordance with the Financial Reporting Council’s (“FRC’s”) International Standard on Review Engagements (“ISRE”) (UK and Ireland) 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’.
Conclusion
Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-year report for the six months ended 30 June 2019 are not prepared, in all material respects, in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’, as adopted by the European Union (the “EU”).
Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
As disclosed in Note 2, the interim financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The condensed set of consolidated financial statements included in this half-yearly report has been prepared in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’, as adopted by the EU.
Our responsibility
Our responsibility is to express to the Company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.
Scope of review
We conducted our review having regard to the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.
We read the other information contained in the half-yearly financial report to identify material inconsistencies with the information in the condensed set of consolidated financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the review. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’) continued
The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the Company in accordance with the terms of our engagement. Our review has been undertaken so that we might state to the Company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company for our review work, for this report, or for the conclusions we have reached.

Michael Gibbons
For and on behalf of
KPMG
Chartered Accountants, Statutory Audit Firm
1 Stokes Place
St Stephen’s Green
Dublin 2
Ireland
28 August 2019

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Condensed consolidated income statement
For the six month period ended 30 June 2019

		Six month period ended 30 June 2019	Six month period ended 30 June 2018
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income		75.2	90.6
Hotel revenue		27.6	30.5
Interest income from loans secured by real estate		-	0.4
		102.8	121.5
Property related expenses		(20.6)	(23.7)
Hotel cost of sales		(24.5)	(21.7)
		(45.1)	(45.4)
Gross profit		57.7	76.1

(Loss)/gain on sale of investment and development property and loan collateral	14	(1.3)	1.1
		56.4	77.2
Expenses
Administrative expenses		(7.8)	(10.3)
Investment management fee	15	(5.6)	(5.7)
		(13.4)	(16.0)
Results from operating activities before financing income and costs		43.0	61.2
Finance costs		(29.2)	(28.0)
Net finance expense		(29.2)	(28.0)
Profit before taxation		13.8	33.2
Taxation	6	(1.1)	(2.3)
Profit for the period after taxation		12.7	30.9
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
The Group has initially applied IFRS 16 at 1 January 2019 using the modified retrospective approach. Under this approach, comparative information is not restated and the cumulative effect of initially applying IFRS 16 is recognised in retained earnings at the date of initial application. See Note 3.

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Condensed consolidated statement of comprehensive income
For the six month period ended 30 June 2019

		Six month period ended 30 June 2019	Six month period ended 30 June 2018
		Unaudited	Unaudited
	Notes	£m	£m
Profit for the period after taxation		12.7	30.9

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		(2.0)	(3.4)
Hedge of net investment in foreign operations		4.0	3.7
Other comprehensive income for the period		2.0	0.3

Total comprehensive income for the period, net of tax		14.7	31.2

Profit attributable to:
Owners of the Company		12.7	30.9
Non-controlling interests		-	-
		12.7	30.9

Total comprehensive income attributable to:
Owners of the Company		14.7	31.2
Non-controlling interests		-	-
		14.7	31.2
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
The Group has initially applied IFRS 16 at 1 January 2019 using the modified retrospective approach. Under this approach, comparative information is not restated and the cumulative effect of initially applying IFRS 16 is recognised in retained earnings at the date of initial application. See Note 3.

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Condensed consolidated balance sheet
As at 30 June 2019

		30 June 2019	31 December 2018
		Unaudited	Audited
Non-current assets	Notes	£m	£m
Investment and development property	7	2,351.8	2,356.6
Loans secured by real estate	8	31.2	30.9
Property, plant and equipment	9	181.7	263.6
Investment in equity-accounted investees	10	67.9	66.4
Derivative financial assets	12	-	0.2
Right-of-use asset	17	6.4	-
Deferred tax asset		7.5	6.7
		2,646.5	2,724.4
Current assets
Inventories		0.7	0.7
Rent and other receivables		68.5	44.6
Assets held-for-sale	7,16	136.0	40.1
Cash and cash equivalents		148.3	256.6
		353.5	342.0
Total assets		3,000.0	3,066.4
Current liabilities
Trade and other payables		(81.9)	(66.5)
Deferred income		(26.8)	(26.9)
Borrowings	11	(115.2)	(107.3)
		(223.9)	(200.7)
Non-current liabilities
Trade and other payables		(4.3)	(5.1)
Deferred tax liability		(6.1)	(6.0)
Borrowings	11	(1,584.4)	(1,659.4)
Lease liability	17	(6.4)	-
Derivative financial liabilities	12	(44.5)	(46.7)
		(1,645.7)	(1,717.2)
Total liabilities		(1,869.6)	(1,917.9)
Net assets		1,130.4	1,148.5
Equity
Stated capital		1,325.1	1,325.1
Foreign currency translation reserve		40.1	38.0
Revaluation reserve		36.7	36.8
Share-based payments reserve		-	2.8
Retained earnings		(271.5)	(254.2)
Equity attributable to owners of the Company		1,130.4	1,148.5
Non-controlling interests		-	-
Total equity		1,130.4	1,148.5
On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
28 August 2019

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The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
The Group has initially applied IFRS 16 at 1 January 2019 using the modified retrospective approach. Under this approach, comparative information is not restated and the cumulative effect of initially applying IFRS 16 is recognised in retained earnings at the date of initial application. See Note 3.

Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2019

	Attributable to owners of the Company					Non- controlling interests		Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2019	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5	-	1,148.5
Profit for the period	-	-	-	-	12.7	12.7	-	12.7
Other comprehensive income	-	2.1	(0.1)	-	-	2.0	-	2.0
Total comprehensive income for the period	-	2.1	(0.1)	-	12.7	14.7	-	14.7
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	(2.8)	-	(2.8)	-	(2.8)
Dividends	-	-	-	-	(30.0)	(30.0)	-	(30.0)
	-	-	-	(2.8)	(30.0)	(32.8)	-	(32.8)
Total equity at 30 June 2019	1,325.1	40.1	36.7	-	(271.5)	1,130.4	-	1,130.4
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.	Net movement in share-based payment reserve representing reversal of £2.8 million opening reserve and recording of period end reserve for the investment management fee in the amount of £Nil.

2.
The Group has initially applied IFRS 16 at 1 January 2019 using the modified retrospective approach. Under this approach, comparative information is not restated and the cumulative effect of initially applying IFRS 16 is recognised in retained earnings at the date of initial application. See Note 3.

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Condensed consolidated statement of changes in equity (continued)
For the year ended 31 December 2018

	Attributable to owners of the Company						Non- controlling interests	Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Audited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2018	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0
Profit for the year	-	-	-	-	66.2	66.2	-	66.2
Other comprehensive income	-	4.8	28.9	-	-	33.7	-	33.7
Total comprehensive income for the year	-	4.8	28.9	-	66.2	99.9	-	99.9
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	2.1	-	2.1	-	2.1
Issue of ordinary shares	103.0	-	-	-	-	103.0	-	103.0
Dividends	-	-	-	-	(302.4)	(302.4)	(0.1)	(302.5)
	103.0	-	-	2.1	(302.4)	(197.3)	(0.1)	(197.4)
Total equity at 31 December 2018	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5	-	1,148.5
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.
Net movement in share-based payment reserve representing reversal of £0.7 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £2.8 million.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2018

	Attributable to owners of the Company					Non- controlling interests		Total equity
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2018	1,222.1	33.2	7.9	0.7	(18.0)	1,245.9	0.1	1,246.0
Profit for the period	-	-	-	-	30.9	30.9	-	30.9
Other comprehensive income	-	0.3	-	-	-	0.3	-	0.3
Total comprehensive income for the period	-	0.3	-	-	30.9	31.2	-	31.2
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	2.8	-	2.8	-	2.8
Issue of share capital	103.0	-	-	-	-	103.0	-	103.0
Dividends	-	-	-	-	(113.9)	(113.9)	(0.1)	(114.0)
	103.0	-	-	2.8	(113.9)	(8.1)	(0.1)	(8.2)
Total equity at 30 June 2018	1,325.1	33.5	7.9	3.5	(101.0)	1,269.0	-	1,269.0

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:

1.	Net movement in share-based payment reserve representing reversal of £0.7 million opening reserve and recording of period end reserve for the investment management fee in the amount of £3.5 million.

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Condensed consolidated cash flow statement
For the six month period ended 30 June 2019

		Six month period ended 30 June 2019	Six month period ended 30 June 2018
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
Profit for the period		12.7	30.9
Adjustments for non-cash items:
Loss/(gain) on sale of investment property and loan collateral	14	1.3	(1.1)
Net finance cost		26.6	27.0
Amortisation of loan fees, bond discount and premia	11	1.2	1.4
Amortisation of lease incentive		(0.9)	(3.6)
Taxation	6	1.1	2.3
Depreciation of fixed assets	9	5.7	4.1
Depreciation of right of use assets		0.1	-
Impairment of accounts receivable		0.3	0.3
Investment management fee		5.6	5.7
Operating cash flows before movements in working capital		53.7	67.0
Increase in rent and other receivables		(7.3)	(0.2)
Increase in inventories		-	(0.1)
(Decrease)/increase in deferred income		(0.1)	1.4
(Decrease)/increase in trade and other payables		(7.4)	4.7
Cash generated from operations before interest and taxation		38.9	72.8
Interest received		-	0.3
Interest paid		(9.2)	(8.1)
Derivative instruments		-	(5.2)
Tax paid		(3.1)	(2.1)
Tax refunds received		0.1	-
Cash flows generated from operating activities		26.7	57.7
Investing activities
Acquisition of/improvement to investment and development property		(31.6)	(90.7)
Disposal of investment and development property		23.6	146.4
Capital expenditure on property, plant and equipment		(5.3)	(1.9)
Investment in equity-accounted investees		(4.7)	-
Dividends received from equity-accounted investees		3.0	-
Investment in loans secured by real estate	8	(0.3)	(0.7)
Cash flows (used in) / from investing activities		(15.3)	53.1
Financing activities
Proceeds from borrowings	11	-	46.2
Amounts receivable from related party		(25.0)	-
Repayments of secured borrowings	11	(65.5)	(19.4)
Transaction costs related to loans and borrowings	11	-	(0.8)
Dividends paid		(30.0)	(130.8)
Cash flows (used in) financing activities		(120.5)	(104.8)
Net (decrease)/increase in cash and cash equivalents		(109.1)	6.0
Cash and cash equivalents at beginning of period		256.6	144.3
Cash acquired on acquisition of related party		-	8.3
Foreign exchange movements		0.8	(0.5)
Cash and cash equivalents at the reporting date		148.3	158.1
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2019
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2019 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2018. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2018 (the ‘Audited Financial Statements’).
The results are unaudited but were reviewed by the auditors of the Company.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment, investments in equity-accounted investees and derivative financial instruments which are stated at their fair value using the accounting policies on the basis set out in Note 3 Significant accounting policies.
C. Use of judgements and estimates
In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from those estimates.
The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Annual Financial Statements, except for the new significant judgements related to lessee accounting under IFRS 16, which are described in Note 17.
(i). Impact of the UK giving notice to withdraw from the European Union (the ‘EU’)
On 29 March 2017, the UK government invoked Article 50 of the Treaty of Lisbon, notifying the European Council of its intention to withdraw from the European Union (‘Brexit’). There was an initial two-year timeframe for the UK and the EU to reach an agreement on the withdrawal and the future UK and EU relationship. This timeframe was extended to 31 October 2019. At this stage, there is significant uncertainty about the withdrawal process, its timeframe and the outcome of the negotiations about the future arrangements between the UK and the EU.
Management applied judgement in determining the impact of this uncertainty on carrying amounts of assets and liabilities in these interim financial statements. As a result of the assessment, the Group has not identified any impairment triggers at its UK subsidiaries, or at its investment properties located in the UK, as of 30 June 2019.

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3. Significant accounting policies
A. Accounting policies adopted for the year ended 31 December 2018
Except as described below, the accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 15 to 21.
The Audited Financial Statements are available at eu.kennedywilson.com.
As at 30 June 2019, management prepare an internal analysis of the fair values of Investment and development property, Property Plant and Equipment and Investments in Equity-accounted investees. This analysis includes consideration of the independently obtained year-end valuations, changes in discount rates in the period, capitalised costs incurred and any changes to future expected cash flows.
The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.
B. New accounting standards or amendments effective 1 January 2019
There are a number of new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2019.
There is no material impact from the adoption of these new standards and amendments, save for the impact of implementing IFRS 16 Leases. Further information is set out in Note 17.
The changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ended 31 December 2019.
4. New standards, interpretations and amendments adopted by the Group
A. New/Revised International Financial Reporting Standards

Effective date[1]

IFRIC 23: Uncertainty over Tax Treatments	1 January 2019
Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28)	1 January 2019
Plan Amendment, Curtailment or Settlement (Amendments to IAS 19)	1 January 2019
Annual Improvements to IFRS Standards 2015-2017 Cycle	1 January 2019
Amendments to IFRS 10 and IAS 28: Sale or contribution of assets between an investor and its associate or joint venture [2]	Deferred indefinitely
IFRS 17: Insurance Contracts [2]	1 January 2021
Amendments to References to Conceptual Framework in IFRS Standards [2]	1 January 2020
Definition of a Business (Amendment to IFRS 3) [2]	1 January 2020

Footnotes:

1.	The effective dates are those applying to European Union endorsed IFRS if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.

2.	Not European Union endorsed at the time of approval of the interim financial statements.
The Group applies, for the first time, IFRS 16 Leases. Comparatives have not been restated for the 2018 reporting period, as permitted using the modified retrospective approach under which the cumulative effect is recognised in retained earnings at 1 January 2019. Accordingly, the comparative information presented for 2018 has not been restated i.e. it is presented as previously reported under IAS 17 and related interpretations. Further details are set out in Note 17.
Several other amendments and interpretations apply for the first time in 2019, but do not have an impact on the interim financial statements of the Group.

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5. Operating segments
A. Basis of segmentation
The Group is organised into three business segments, against which the Group reports its segmental information, being investment properties, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
The following summary describes the operations of each reportable segment:

Segment	Description
Investment property	Property used primarily for the purpose of generating rental income and comprising office, retail, leisure, industrial and residential real estate assets.
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%.
Hotels	Ownership of hotels, namely Fairmont St Andrews Hotel (United Kingdom), the Shelbourne Hotel (Ireland), and the ownership and management of the Portmarnock Hotel and Golf Links (Ireland).
There are varying levels of integration between the investment property and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of investment property is net operating income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.
The Group’s key performance measure of underlying performance of the hotel sector is net operating income as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.

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B. Information about reportable segments
I. Profit before tax for the six month period ended 30 June 2019

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	75.2	-	-	75.2	-	75.2
Hotel revenue	-	-	27.6	27.6	-	27.6
Interest income from loans secured by real estate	-	-	-	-	-	-
	75.2	-	27.6	102.8	-	102.8
Property related expenses	(20.6)	-	-	(20.6)	-	(20.6)
Hotel cost of sales	-	-	(24.5)	(24.5)	-	(24.5)
Administrative costs	-	-	(3.9)	(3.9)	-	(3.9)
Net operating income	54.6	-	(0.8)	53.8	-	53.8
Loss on sale	(1.3)	-	-	(1.3)	-	(1.3)
Fair value gain on equity-accounted investees	-	-	-	-	-	-
	53.3	-	(0.8)	52.5	-	52.5
Overhead costs
Administrative expenses	(2.8)	-	-	(2.8)	(1.1)	(3.9)
Investment management fee	-	-	-	-	(5.6)	(5.6)
	(2.8)	-	-	(2.8)	(6.7)	(9.5)
Results from operating activities before financing income and costs	50.5	-	(0.8)	49.7	(6.7)	43.0
Finance costs	(8.8)	-	(1.3)	(10.1)	(19.1)	(29.2)
	(8.8)	-	(1.3)	(10.1)	(19.1)	(29.2)
Segment profit/(loss) before tax	41.7	-	(2.1)	39.6	(25.8)	13.8

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II. Profit before tax for the six month period ended 30 June 2018

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	90.6	-	-	90.6	-	90.6
Hotel revenue	-	-	30.5	30.5	-	30.5
Interest income from loans secured by real estate	-	0.4	-	0.4	-	0.4
	90.6	0.4	30.5	121.5	-	121.5
Property related expenses	(23.7)	-	-	(23.7)	-	(23.7)
Hotel cost of sales	-	-	(21.7)	(21.7)	-	(21.7)
Administrative costs	-	-	(6.6)	(6.6)	-	(6.6)
Net operating income	66.9	0.4	2.2	69.5	-	69.5
Gain on sale	1.1	-	-	1.1	-	1.1
	68.0	0.4	2.2	70.6	-	70.6
Overhead costs
Administrative expenses	(2.5)	(0.1)	-	(2.6)	(1.1)	(3.7)
Investment management fee	-	-	-	-	(5.7)	(5.7)
	(2.5)	(0.1)	-	(2.6)	(6.8)	(9.4)
Results from operating activities before financing income and costs	65.5	0.3	2.2	68.0	(6.8)	61.2
Finance costs	(10.3)	-	-	(10.3)	(17.7)	(28.0)
	(10.3)	-	-	(10.3)	(17.7)	(28.0)
Segment profit/(loss) before tax	55.2	0.3	2.2	57.7	(24.5)	33.2

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C. Geographic information
Consistent with the prior year, the investment property segment includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, by geography. In presenting the following information, segment revenue was based on the geographic location of the relevant assets.
I. Revenue

	Six month period ended 30 June 2019	Six month period ended 30 June 2018
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	44.6	54.0
Hotel revenue	7.6	15.7
Interest income on loans secured by real estate	-	0.4
Loss on sale of investment property and loan collateral	(1.2)	(0.9)
Fair value gain on equity-accounted investees	-	-
Net change in fair value of investment and development property	-	-
Net change in fair value of loans secured by real estate	-	-
	51.0	69.2
Ireland
Rental income	20.8	24.3
Hotel revenue	20.0	14.8
Interest income on loans secured by real estate	-	-
(Loss)/gain on sale of investment property and loan collateral	(0.1)	2.0
Fair value gain on equity-accounted investees	-	-
Net change in fair value of investment and development property	-	-
Net change in fair value of loans secured by real estate	-	-
	40.7	41.1
Rest of Europe
Rental income	9.8	12.3
Hotel revenue	-	-
Interest income on loans secured by real estate	-	-
Gain on sale of investment property and loan collateral	-	-
Fair value gain on equity-accounted investee	-	-
Net change in fair value of investment and development property	-	-
Net change in fair value of loans secured by real estate	-	-
	9.8	12.3
Total
Rental income	75.2	90.6
Hotel revenue	27.6	30.5
Interest income on loans secured by real estate	-	0.4
(Loss)/gain on sale of investment property and loan collateral	(1.3)	1.1
Fair value gain on equity-accounted investees	-	-
Net change in fair value of investment and development property	-	-
Net change in fair value of loans secured by real estate	-	-
	101.5	122.6

        Page | 17

6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey. Except for the hotel operations in the United Kingdom and Ireland, the Group does not carry on a trade in the United Kingdom, Ireland or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10 to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2019	Six month period ended 30 June 2018
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	1.8	2.7
	1.8	2.7
Deferred tax credit
Tax effect of losses not previously recognised	(0.8)	(0.6)
Tax effect of previously unrecognised taxable temporary differences	0.1	0.2
	(0.7)	(0.4)
Tax expense	1.1	2.3

        Page | 18

7. Investment and development property

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Investment property
Opening balance	2,246.7	2,533.5
Acquisition of investment property	-	79.5
Disposal of investment property	(10.0)	(334.8)
Improvements to investment property	30.6	31.7
Transfer (to)/from investment property under development	-	(17.0)
Transfer to assets held-for-sale (Note 16)	(53.8)	(38.7)
Transfer from assets held-for-sale (Note 16)	25.2
Net change in fair value	-	(20.4)
Effects of translation to presentation currency	(2.5)	12.9
Closing balance	2,236.2	2,246.7

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Investment property under development
Opening balance	109.9	81.6
Acquisition of investment property under development through purchase of related party	-	11.4
Disposal of investment property under development	-	(5.1)
Development expenditure	5.9	5.6
Transfer from/(to) investment property	-	17.0
Net change in fair value	-	(1.6)
Effects of translation to presentation currency	(0.2)	1.0
Closing balance	115.6	109.9
Disclosed as:
Carrying value of investment and development property	2,351.8	2,356.6
Assets held-for-sale (Note 16)	53.8	40.1
Adjustment in respect of straight line rent[1]	20.5	19.6
	2,426.1	2,416.3

Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment properties acquired during the year, inclusive of acquisition costs, is £Nil (year ended December 2018: £79.5 million). The total expenditure incurred to acquire investment properties under development during the year is £Nil (year ended December 2018: £11.4 million).
Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £Nil (year ended December 2018: £2.8 million).
At 30 June 2019, the Group was contractually committed to £29.6 million (December 2018: £24.9 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2018 continue to apply for the period ended 30 June 2019.

        Page | 19

A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 11 to the Audited Financial Statements.

(i). Investment property

Asset class
Fair value at 30 June 2019 Unaudited £m1,2	Fair value at 31 December 2018 Audited £m1,2
United Kingdom – Commercial	1,220.1	1,216.8
United Kingdom – Residential	100.5	100.5
Ireland – Commercial	549.7	559.4
Ireland – Residential	173.6	162.9
Rest of Europe – Commercial	271.4	270.9
Total	2,315.3	2,310.5
Footnotes:

1.	Includes adjustment in respect of straight line leases, which is included in the “Rent and other receivables” component of the consolidated balance sheet.

2.	Includes assets held-for-sale (Note 16).

(ii). Investment property under development

Asset class		Fair value at 31 December 2018 Audited £m1
	Fair value at 30 June 2019 Unaudited £m1
Ireland – Investment property under development	15.7	15.3
Ireland – Development land	34.2	29.5
Rest of Europe – Investment property under development	60.9	61.0
Total	110.8	105.8

Footnote:

1.	Includes assets held-for-sale (Note 16).

        Page | 20

8. Loans secured by real estate

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Opening balance	30.9	64.3
Additional lending	0.3	0.9
Disposal through a business combination	-	(39.8)
Net fair value movement	-	5.2
Effects of translation to presentation currency	-	0.3
Closing balance	31.2	30.9

A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 12 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s portfolio of loans secured by real estate at 31 December 2018 continue to apply for the period ended 30 June 2019.
9. Property, plant and equipment
During the six month period ended 30 June 2019, the Group acquired property, plant and equipment in the amount of £Nil million (year ended 31 December 2018: £192.0 million).
Additions to property, plant and equipment totalled £6.7 million (year ended 31 December 2018: £7.9 million).
Depreciation charge for the same period was £5.7 million (year ended 31 December 2018: £9.5 million). In addition, exchange rates accounted for a £0.6 million negative movement in the period (year ended 31 December 2018: positive £4.6 million movement).
At 30 June 2019, assets with a carrying value of £82.2 million were transferred to the held-for-sale balance sheet classification.
A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 13 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s property, plant and equipment at 31 December 2018 continue to apply for the period ended 30 June 2019.
10. Investment in equity-accounted investees

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Opening balance	66.4	-
Additions	4.7	75.4
Other increases	-	0.8
Dividends received	(3.0)	-
Net change in fair value	-	(10.2)
Effects of translation to presentation currency	(0.2)	0.4
Closing balance	67.9	66.4
Further information on the valuation methodology is provided in Notes 3, 5 and 31 to the Audited Financial Statements.
There were no changes to valuation techniques during the period.

        Page | 21

11. Borrowings

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Secured	717.0	783.9
Unsecured	992.7	994.1
	1,709.7	1,778.0
Unamortised borrowing costs, bond discounts and bond premia	(10.1)	(11.3)
	1,699.6	1,766.7

Disclosed as:
Current	115.2	107.3
Non-current	1,584.4	1,659.4
	1,699.6	1,766.7

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Opening balance	1,766.7	1,709.1
Principal repayments on secured debt	(65.5)	(83.6)
Disposal of secured debt	-	(87.5)
Assumption of debt on business acquisition	-	62.2
Draw down of new secured debt	-	150.3
Borrowing costs incurred	-	(1.4)
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.2	2.8
Effects of translation to presentation currency	(2.8)	14.8
Closing balance	1,699.6	1,766.7

The tables above, together with the analysis set out in Notes 11B and 11C are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing. The analysis set out in Notes 11D and 11E excludes the effect of deducting unamortised borrowing costs.
Further information on the fair value methodology is provided in Note 20 to the Audited Financial Statements.

        Page | 22

B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2019	31 December 2018
				Unaudited	Audited
		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	41.3	106.1
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	70.7	70.6
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	161.8	161.5
€37.25 million mortgage borrowing[2]	22 January 2016	Euribor + 1.60%	29 December 2030	31.5	31.8
€50.0 million mortgage borrowing[2]	1 March 2016	Euribor + 1.60%	1 March 2031	36.8	37.3
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	62.8	63.0
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.0%	4 December 2022	77.6	77.8
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	61.1	61.3
€73.5 million mortgage borrowings	11 October 2018	1.60%	11 October 2028	65.1	65.2
€45.255 million mortgage borrowings	11 October 2018	1.60%	11 October 2028	40.1	40.2
€72.0 million mortgage borrowing	28 March 2018	2.60%	25 June 2025	63.8	64.0
				712.6	778.8
Unamortised borrowing costs (included above)				4.4	5.1
				717.0	783.9

Footnotes:

1.	Draw down date or date of acquisition, whichever is later.

2.	Amortising loan.
The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020.
Debt service is payable quarterly on all secured borrowings

        Page | 23

C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2019	31 December 2018
				Unaudited	Audited
		%		£m1	£m
£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	498.6	498.3
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	488.4	489.6
				987.0	987.9
Unamortised borrowing costs, discounts and premia				5.7	6.2
				992.7	994.1
Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at the balance sheet date.

D. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m

Due within one year	115.2	107.6
Due between two and five years	879.4	950.3
Due between six and ten years	694.4	695.8
Due greater than ten years	20.7	24.3
Closing balance	1,709.7	1,778.0

E. Interest rate profile of borrowings
I. 30 June 2019

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
Unaudited	£m	£m	£m	%	Years
Gross borrowings in: Pound Sterling	773.8	41.4	732.4	3.56	2.8
Euro	935.9	272.4	663.5	2.80	6.4
	1,709.7	313.8	1,395.9	3.10	4.8
II. 31 December 2018

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
Audited	£m	£m	£m	%	Years
Gross borrowings in: Pound Sterling	838.8	106.4	732.4	3.49	3.2
Euro	939.2	273.7	665.5	2.80	6.9
	1,778.0	380.1	1,397.9	3.13	5.2

        Page | 24

12. Derivative financial instruments

	30 June 2019	31 December 2018
	Unaudited	Audited
Non-current assets	£m	£m
Interest rate caps not designated as hedges	-	0.2
	-	0.2
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(3.0)	(3.3)
Interest rate cross currency swaps designated as net investment hedges	(41.5)	(43.4)
	(44.5)	(46.7)
	(44.5)	(46.5)
The Group has entered into interest rate cap contracts with notional amounts of £63.1 million (December 2018: £93.5 million) on Sterling-denominated debt and €235.9 million (£211.3 million) (December 2018: €237.9 million or £213.7 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €30.0 million (£22.5 million) to hedge its net investment in Euro operations (December 2018: €30.0 million or £22.5 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.
Further information on the valuation methodology is provided in Note 21 to the Audited Financial Statements.

        Page | 25

13. Financial instruments – Fair values and risk management
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.
I. 30 June 2019

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	-	-	-	-	-	-	-	-
Loans secured by real estate [1]	-	31.2	-	-	-	-	-	-	31.2
	-	31.2	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	26.7	-	-	-	-
Cash and cash equivalents	-	-	-	-	148.3	-	-	-	-
	-	-	-	-	175.0	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(3.0)	-	-	-	-	-	-	(3.0)	-
Interest rate cross currency swaps designated as net investment hedges	(41.5)	-	-	-	-	-	-	(41.5)	-
	(44.5)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(717.0)	-	-	(737.1)
Unsecured bond issues	-	-	-	-	-	(992.7)	-	(1,082.8)	-
Trade and other payables	-	-	-	-	-	(73.8)	-	-	-
	-	-	-	-	-	(1,783.5)

II. 31 December 2018

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Audited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	0.2	-	-	-	-	-	0.2	-
Loans secured by real estate [1]	-	30.9	-	-	-	-	-	-	30.9
	-	31.1	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	23.8	-	-	-	-
Cash and cash equivalents	-	-	-	-	256.6	-	-	-	-
	-	-	-	-	280.4	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(3.3)	-	-	-	-	-	-	(3.3)	-
Interest rate cross currency swaps designated as net investment hedges	(43.4)	-	-	-	-	-	-	(43.4)	-
	(46.7)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(783.9)			(793.5)
Unsecured bond issues	-	-	-	-	-	(994.1)	-	(973.0)	-
Trade and other payables and deferred income	-	-	-	-	-	(47.3)	-	-	-
	-	-	-	-	-	(1,825.3)
Footnote:

1.	A reconciliation of the movement in the Level 3 fair value of Loans secured by real estate between the year ended 31 December 2018 and the period ended 30 June 2019 is presented in Note 8.

        Page | 26

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 22 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2018.
(i). Market risk
(a). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	30 June 2019	31 December 2018
	Unaudited	Audited
	£m	£m
Gross foreign currency assets	1,523.4	1,095.8
Gross foreign currency liabilities	(1,170.4)	(1,058.4)
	353.0	37.4

Gross currency liabilities include the nominal amount of £172.5 million (December 2018: £172.5 million) of foreign exchange derivatives designated as net investment hedges.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross currency swaps as a result of possible changes in foreign exchange rates:

	Impact on profit	Impact on net asset value
	30 June 2019	31 December 2018	30 June 2019	31 December 2018
	Unaudited	Audited	Unaudited	Audited
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(0.9)	(1.4)	(8.7)	(1.0)
250 bps weakening in exchange spot rate	0.9	1.4	8.7	1.0
500 bps strengthening in exchange spot rate	(1.7)	(2.7)	(17.4)	(1.9)
500 bps weakening in exchange spot rate	1.7	2.7	17.4	1.9

        Page | 27

(ii). Liquidity risk
The table below summarises the expected maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and includes estimated interest payments.
I. 30 June 2019

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Unaudited	£m	£m	£m	£m	£m	£m
Secured borrowings	4.6	126.9	19.2	405.4	237.9	794.0
£500.0 million 3.95%, 7 year unsecured bond	-	19.0	19.0	557.9	-	595.9
€550.0 million 3.25%, 10 year unsecured note	16.0	-	16.0	48.0	524.7	604.7
Derivative financial instruments	-	2.9	-	41.6	-	44.5
Trade and other payables	33.9	3.3	1.4	1.4	1.4	41.4
	54.5	152.1	55.6	1,054.3	764.0	2,080.5

II. 31 December 2018

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Audited	£m	£m	£m	£m	£m	£m
Secured borrowings	5.3	122.1	91.1	413.1	246.4	878.0
£500.0 million 3.95%, 7 year unsecured bond	-	19.1	19.1	577.5	-	615.7
€550.0 million 3.25%, 10 year unsecured note	-	16.1	16.1	48.2	526.3	606.7
Derivative financial instruments	-	-	22.5	24.2	-	46.7
Trade and other payables	35.5	7.6	1.7	1.1	1.4	47.3
	40.8	164.9	150.5	1,064.1	774.1	2,194.4

(iii). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company, borrowings (Note 11) and cash and cash equivalents. Equity comprises issued share capital, reserves and retained earnings as disclosed in the condensed consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility and unsecured bonds.
Save for the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.
The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.

        Page | 28

14. (Loss)/gain on sale of investment and development property

	Six month period ended 30 June 2019	Six month period ended 30 June 2018
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	24.7	150.7
Selling costs	(1.1)	(4.3)
Net proceeds on disposal	23.6	146.4
Carrying value	(24.9)	(145.3)
(Loss)/gain on disposal	(1.3)	1.1
The carrying value of assets sold includes assets which were held-for-sale at 31 December 2018 of £30.2 million.
15. Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). At 30 June 2019 and 31 December 2018, the Company was a wholly owned subsidiary of KWI.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the six month period ended 30 June 2019 is £5.6 million (six month period ended 30 June 2018: £5.7 million).
(b). Directors fees
Directors are not entitled to any fee for acting as directors of the Company.
(c). Performance fees
The Investment Manager is considered to be included within the definition of key management personnel. The total performance fee accrued for the six month period ended 30 June 2019 is £Nil (six month period ended 30 June 2018: £Nil).
C. Other related parties
Included in the Trade and other receivables balance sheet caption is an amount of £18.6 million receivable from group companies. At 31 December 2018 an amount payable to the parent company of £0.9 million was included in the Trade and other payables balance sheet caption.

        Page | 29

16. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £136.0 million at the balance sheet date (31 December 2018: £40.1 million). In addition, of the balance at 31 December 2018, £25.2 million of those assets were subsequently taken off market and were therefore removed from this classification. During the year £14.9 million of assets which were classified as held-for-sale at 31 December 2018 were sold. At 30 June 2019 a further £136.0 million (31 December 2018: £38.7 million) of assets were added to this classification (being £53.8 million of investment and development properties and £82.2 million of property, plant and equipment).
17. Changes to the Group’s accounting policies
A. IFRS 16 Leases
(i). The Group’s leasing activities and how these were accounted for
The Group leases various offices and properties on long leaseholds.
Rental contracts on offices are typically made for fixed periods of up to 10 years, but may have extension options as described below. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose any covenants.
Long leaseholds cover various periods up to and including 999 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions.
Until the 2018 financial year, property leases were classified as operating leases. Payments made under operating leases were charged to the profit or loss on a straight line basis over the period of the lease.
(ii). Practical expedients applied
On transition to IFRS 16, the Group has used the following practical expedients permitted by the standard:

•	The accounting for operating leases with a remaining lease term of less than 12 months as at 1 January 2019 as short-term leases; and

•	The exclusion of initial direct costs for the measurement of right-of-use assets at the date of initial application.
The Group has also elected not to reassess whether a contract is or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date the Group relied on its assessment made applying IAS 17 and IFRIC 4 Determining whether an Arrangement contains a Lease.

        Page | 30

(iii). Summary of new accounting policies
(a). Right-of-use assets
The Group recognises right-of-use assets at the commencement date of the lease (ie the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement or lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognised right-of-use assets are depreciated on a straight line basis over the shorter of its estimated useful life and the lease term.
(b). Lease liabilities
At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as an expense in the period in which the event or condition that triggers the payment occurs.
In calculating the present value of the lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.
(iv). Adjustments recognised on adoption of IFRS 16
On adoption of IFRS 16, the Group recognises lease liabilities in relation to leases which had previously been classified as operating leases under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate, applied to the lease liabilities on 1 January 2019.
The associated right-of-use assets for property leases were measured on a retrospective basis as if the new rules had always been applied. There were no onerous lease contracts that would have required an adjustment to the right-of-use assets at the date of initial application.
The change in accounting polices affected the following items in the balance sheet on 1 January 2019:
Right-of-use asset    increase    £6.4 million
Lease liabilities    increase    £6.4 million
The net impact on retained earnings on 1 January 2019 was £Nil.

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(c). Short-term leases
The Group applies the short-term lease recognition exemption to its short-term leases (i.e. those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on short-term leases are recognised as an expense on a straight line basis over the lease term.
(d). Significant judgment in determining the lease term of contracts with renewal options
The Group determines the lease terms as the non-cancellable terms of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.
The Group has an option under some of its leases to lease the assets for additional terms. The Group applies judgment in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew.
18. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 28 August 2019.

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